Exhibit 3.4

CERTIFICATE OF INCORPORATION
OF
YUMA DELAWARE MERGER SUBSIDIARY, INC.

The undersigned, being a natural person, hereby certifies, for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware (the “DGCL”), that:

FIRST:                       The name of the corporation is Yuma Delaware Merger Subsidiary, Inc. (the “Corporation”).

SECOND:                  The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle and the name of the registered agent at that address is Corporation Service Company.

THIRD:                      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL, as the same exists or as may hereafter be amended from time to time.

FOURTH:                  The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The Corporation shall have authority to issue 10,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), and 1,000,000 shares of preferred stock, $0.001 par value per share (the “Preferred Stock”). Except as otherwise provided by law, the shares of Common Stock and Preferred Stock may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine.

The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such series of Preferred Stock and the number of shares constituting each such series, and to increase or decrease (but not below the number of shares thereof then outstanding) the number of shares of any such series to the extent permitted by DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

FIFTH:                      The name and mailing address of the sole incorporator (the “Sole Incorporator”) is Adam J. Fogoros, Jones & Keller, P.C., 1999 Broadway, Suite 3150, Denver, Colorado 80202.

SIXTH:                      In furtherance and not in limitation of the powers conferred by statute, subject to any limitations contained elsewhere in this Certificate of Incorporation, the Board of Directors is expressly authorized to adopt, alter, amend, repeal or rescind any or all of the Bylaws of the Corporation, but any Bylaws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon.

SEVENTH:                The number of directors of the Corporation shall be fixed from time to time by the Bylaws or amendment thereof adopted by the Board of Directors. Election of directors need not be by written ballot. No stockholder of the Corporation shall be entitled to exercise any right of cumulative voting. Any director may be removed from office either with or without cause at any time by the affirmative vote of the holders of a majority of the outstanding stock of the Corporation entitled to vote, given at a meeting of the stockholders called for that purpose, or by the consent of the holders of a majority of the outstanding stock of the Corporation entitled to vote, given in accordance with Section 228 of the DGCL.

EIGHTH:                    A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of the DGCL or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this Article Eighth nor the adoption of any provision of the Certificate of Incorporation of the Corporation inconsistent with this Article Eighth shall eliminate or reduce the effect of this Article Eighth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Eighth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

NINTH:                      The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including, without limitation, attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby. Any repeal or modification of this Article Ninth by the stockholders of the Corporation or any repeal or modification of the relevant provisions of the DGCL shall not adversely affect any right or protection of a person or entity entitled to indemnification hereunder with respect to events occurring prior to the time of such repeal or modification. For purposes of this Article Ninth, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, fiduciaries and agents, so that any person or entity who is or was a director, officer, employee, fiduciary or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Ninth with respect to the resulting or surviving corporation as he, she or it would have with respect to such constituent corporation if its separate existence had continued. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Ninth shall not be exclusive of any other right which any person or entity may have or hereafter acquire under any statute, provision of this certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

TENTH:                     Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide.  The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ELEVENTH:              The Corporation expressly elects not to be governed by Section 203 of the DGCL.

TWELFTH:                Except as provided in Article Eighth and Article Ninth above, the Corporation reserves the right to amend, alter, change, repeal or rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, the undersigned, being the Sole Incorporator herein before named, for the purpose of forming a corporation pursuant to the DGCL, do make this certificate, hereby declaring that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 10th day of February, 2016.

/s/ Adam J. Fogoros
Adam J. Fogoros, Sole Incorporator